UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified In Its Charter)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas 76140-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Tandy Leather Factory, Inc. Stockholder:

On Tuesday, June 4, 2019, Tandy Leather Factory, Inc. will hold its 2019 Annual Meeting of Stockholders at its principal office in Fort Worth, Texas. The meeting will begin at 11:00 a.m. local time.

Only stockholders who owned common stock at the close of business on April 5, 2019 can vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting, we will consider:

(1)   The election of an eight-member Board of Directors for a one-year term;

(2)   Ratification of appointment of our independent registered public accounting firm;

(3)   An advisory vote on executive compensation as disclosed in these materials; and

(4)   Any other business properly presented at the meeting.

Our Board of Directors recommends that you vote in favor of Proposals 1, 2 and 3. The proxy statement also outlines certain of our corporate governance practices, discusses our compensation philosophy and practices, and describes the Audit Committee’s recommendation to the Board of Directors regarding our 2018 financial statements. We encourage you to read these materials carefully.

Under the rules approved by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials (the proxy statement and our Annual Report on Form 10-K) on the Internet to our stockholders. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials sent to our stockholders. The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly.

Please advise our transfer agent, Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103, of any change in your address.

Important Notice Regarding the Availability of Proxy Materials
for the 2019 Annual Meeting to be held on June 4, 2019

We are sending Notice of Internet Availability of Proxy Materials to our stockholders on or about April 25, 2018, notifying them that this proxy statement and our 2018 Annual Report is available at www.tandyleather.com by choosing “Investor Relations” and then the “Proxy Online” link.

By Order of the Board of Directors,

Daniel J. Ross
General Counsel and Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2019 Annual Meeting of Stockholders, our Board of Directors is soliciting your proxy to vote at the Annual Meeting. You are invited to attend our Annual Meeting on June 4, 2019, beginning at 11:00 am, CDT. The Annual Meeting will be held at our corporate headquarters, 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003.

Our Annual Report on Form 10-K for the year ended December 31, 2018, including our financial statements for 2018 as well as this proxy statement, is posted on our website at www.tandyleather.com. Choose the “Investor Relations” and then the “Proxy Online” links. These proxy materials are first being made available to stockholders and posted on our website on or about April 25, 2019.

What am I voting on?

You are voting on three items:

1.	Election of eight directors for a term of one year;
2.	Ratification of appointment of our independent registered public accounting firm; and
3.	An advisory vote on Tandy Leather Factory, Inc.’s executive compensation, as disclosed in these materials.

At the date this proxy statement went to print, we did not know of any other matters to be raised at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors;
•	“FOR” the ratification of appointment of our independent registered public accounting firm; and
•	“FOR” the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of this proxy statement and our Annual Report on Form 10-K to all of our stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of the mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Who is entitled to vote?

Holders of record of shares of our common stock as of the close of business on April 5, 2019 (the record date) are entitled to vote at the Annual Meeting. As of that date, a total of 8,934,024 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be presented by proxy.

If you are a stockholder of record, there are four ways to vote:

•	By Internet, by visiting the website shown on the Notice or the proxy card and following the instructions;
•	By telephone, by calling the toll-free number shown on the Notice or the proxy card and following the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.

If you vote by Internet or by telephone, your vote must be received by 11:59 PM Eastern Time on June 3, 2019, the business day before the Annual Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, your shares will be voted, as the case may be with respect to the item not marked: FOR the election of each of the nominees to the Board of Directors; FOR the ratification of appointment of our independent registered public accounting firm; and FOR the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.

If your shares are held in a brokerage account in your broker’s name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee. If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Is my vote confidential?

Yes. It is our policy that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, and when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint two persons as inspectors of election for the Annual Meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares of common stock determined on April 5, 2019, represented in person or by proxy at the Annual Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes (discussed below) will be counted in determining the quorum. Neither, however, will be counted as votes cast.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting. In general, the broker or nominee does not have the discretion to vote these shares unless they receive voting instructions from the beneficial owners. If you hold your shares in street name, it is critical that you return the voting instruction card to your broker, bank or nominee if you want your votes to count in the election of directors or with respect to the advisory vote related to the executive compensation described in this proxy statement. In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your broker, bank or nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes have taken away the ability of your broker, bank or nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, if you hold your shares in street name and do not instruct your bank, broker or nominee on how to vote in the election of directors or with respect to each of the advisory votes related to the executive compensation described in this proxy statement, your shares will not be voted for any director nominee or with respect to the advisory votes related to the executive compensation described in this proxy statement or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”). Broker non-votes will, however, be included in determining whether a quorum exists.

What vote is required to approve the proposals?

The eight nominees for director receiving the highest number of “FOR” votes at the Annual Meeting will be elected to the Board of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by stockholders entitled to vote on the matter is required to ratify the appointment of our independent registered public accounting firm and to provide advisory approval of the executive compensation of our named executive officers as described in this proxy statement. Abstentions and broker non-votes are not counted for purposes of the advisory approval of the executive compensation of our named executive officers as described in the proxy statement.

What does it mean if I get more than one proxy card?

It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Broadridge Corporate Issuer Solutions, by phone (855/503-5061) or by mail to 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

What if I want to change my vote?

You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy. Proxies may be revoked by:

•	Filing a written notice of revocation, bearing a date later than the proxy date, with our Secretary at or before the Annual Meeting;

•	Properly executing a later proxy relating to the same shares;
•	Voting at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone; or
•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to: Secretary, Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a current report on SEC Form 8-K within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the following as of April 5, 2019, the record date for the Annual Meeting:

•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors and nominees and the named executive officers set forth in the Summary Compensation table on page 17; and
•	Beneficial ownership by all our current directors and executive officers as a group, without naming them.

The percentage of beneficial ownership is calculated on the basis of 8,934,024 shares of our common stock outstanding as of April 5, 2019. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Bandera Partners LLC (2) 50 Broad Street, Suite 1820 New York, NY 10004	2,857,936	32.0%

Common Stock	JCP Investment Partnership, LP (3) 1177 West Loop South, Suite 1650 Houston, TX 77027	859,197	9.6%

Common Stock	Central Square Management LLC (4) 1813 Mill Street, Suite F Naperville, IL 60563	592,446	6.6%

Common Stock	Beddow Capital Management Incorporated (5) 199 E Pearl Avenue, Suite 102 Jackson, WY 83001	607,694	6.8%

Common Stock	Dimensional Fund Advisors LP (6) Building One 6300 Bee Cave Road Austin, TX 78746	498,426	5.6%

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(7)	Percent of Class
Common Stock	Janet Carr	8,800	*
Common Stock	Jefferson Gramm (2)	2,861,689	32.0%
Common Stock	James Pappas (3)	860,097	9.6%
Common Stock	William Warren	26,383	*
Common Stock	Tina Castillo	10,101	*
Common Stock	Brent Beshore	—	*
Common Stock	Sharon M. Leite	—	*
Common Stock	Vicki Cantrell	—	*
Common Stock	Sejal Patel	—	*
	All Current Directors and Executive Officers as a Group (9 persons)	3,767,170	42.2%

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	All shares of common stock are owned beneficially, and such owner has sole voting and investment power, unless otherwise stated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2)	Based on a Form 4 filed on March 22, 2019 by Jefferson Gramm, who is our Chairman. Bandera Partners, LLC is the investment manager of Bandera Master Fund L.P. in whose name 2,857,936 of our shares are held. Messrs. Gregory Bylinksy and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC. Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund. As a result, each of Bandera Partners and Messrs. Bylinksy and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund.
(3)	Holdings shown for James Pappas are based on a Form 4 filed on March 4, 2019 by Mr. Pappas, who is one of our Directors; holdings shown for JCP Investment Management, LLC are based on a Schedule 13D/A filed on December 6, 2018 by JCP Investment Management, LLC. Mr. Pappas is also a Managing Member and Owner of JCP Investment Management, LLC. As a result, Mr. Pappas may be deemed to beneficially own the shares held by JCP Investment Management, LLC.
(4)	Based on a Schedule 13G/A filed on March 19, 2019 by Central Square Management LLC. Central Square Management LLC has sole voting and investment power over 592,446 shares of our common stock.
(5)	Based on a Schedule 13G/A filed on February 8, 2019 by Beddow Capital Management Incorporated. Beddow Capital Management Incorporated has sole voting and investment power over 607,694 shares of our common stock.
(6)	Based on a Schedule 13G/A filed on February 8, 2019 by Dimensional Fund Advisors LP. Dimensional Fund Advisors Inc. has shared voting power over 482,617 shares of our common stock and shared investment power over 498,426 shares of our common stock.
(7)	To our knowledge, none of these shares have been pledged.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified. Currently, there are eight directors as provided by our corporate by-laws. It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all eight nominees listed below for election as our directors unless authority to so vote is withheld. All nominees have indicated their willingness to serve for the ensuing term. If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Name	Age	Director Since	Position
Janet Carr	57	2018	Director, Chief Executive Officer
Brent Beshore	36	2017	Director
Vicki Cantrell	61	2017	Director
Jefferson Gramm	43	2014	Chairman of the Board of Directors
Sharon M. Leite	56	2017	Director
James Pappas	38	2016	Director
Sejal Patel	40	2017	Director
William M. Warren	74	2013	Director

Janet Carr, 57, has served as our Chief Executive Officer and as a member of our Board of Directors since October 2018. Prior to her current role, Ms. Carr served as the SVP of Global Business Development for Caleres (formerly Brown Shoe) from January 2016 until Jully, 2017. While there, she was responsible for international wholesale and retail for all of their brands. Prior to Caleres, Ms. Carr was the President of the Handbag Division of Nine West Group from 2013 to November 2014, where she was responsible for all aspects of design, development and sales in both wholesale and retail. Ms. Carr has deep experience in strategy and consumer insights in various roles at a number of prominent retailers including Tapestry, Inc. (formerly Coach, Inc.), Gap Inc. and Safeway.

Brent Beshore, 36, is the founder and CEO of adventur.es, a private investment organization. Mr. Beshore has served in his present position with adventur.es since 2007. He served on the Commerce Bank regional advisory board from 2011-2016, and currently serves on the Shepard Poverty Program board of directors at his alma mater, Washington and Lee University. He received his BA in Politics, with an emphasis in Poverty Studies, from Washington and Lee University in 2005 and attended the J.D./M.B.A. program at the University of Missouri from 2005-2007. Mr. Beshore has significant operating and financial experience through his firm's ownership of a diverse collection of private businesses. He provides expertise in capital allocation as well as the evaluation and compensation of executive management teams.

Vicki Cantrell, 61, is a retail veteran with over 20 years of operational experience. From September 2017 until June 2018, she served as Retail Transformation Officer for Aptos Inc., where Ms. Cantrell brought transformation strategies to the retailer’s businesses and to the vendor/retail partnership. Prior to that role, Ms. Cantrell served from October 2011 to October 2016 as a Senior Vice President at National Retail Federation, which is the world’s largest retail association. From May 2008 until June 2011, she served as Chief Operating Officer of Tory Burch LLC while it experienced 300% growth. From April 2003 until May 2008 she served as Chief Information Officer of Giorgio Armani, as it underwent a multi-phase CRM implementation. Ms. Cantell has worked in all facets of the retail industry, as retailer, vendor/partner and industry spokesperson. She has deep expertise in building and executing strategies to meet evolving needs including enhancing customer acquisition, service and loyalty; determining optimal organizational structure in ever-changing environments; and in building robust cyber security programs.

Jefferson Gramm, 43, is a portfolio manager at Bandera Partners LLC, which might be deemed to be an affiliate of ours by virtue of holding approximately 32% of our outstanding common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding Bandera Partners LLC’s ownership of our common stock. Mr. Gramm has been in his present position with Bandera since 2006. His prior experience includes serving as Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006. He has been a Director of Rubicon Technology since November 2017. He also served as a Director of Ambassadors Group from May 2014 until October 2015 and of Morgan’s Foods Inc. from April 2013 to March 2014. He served as a Director of Peerless Systems Corp from June 2009 to November 2010. He received an M.B.A. from Columbia University in 2003 and a B.A. in Philosophy from University of Chicago in 1996. Mr. Gramm provides a unique and valuable perspective with respect to corporate governance, our stockholder base and stockholder issues in general.

Sharon M. Leite, 56, has been Chief Executive Officer of Vitamin Shoppe, Inc. since August 2018. She previously served as Managing Director, President of Godiva Chocolatier in North America from October

2017 until August, 2018. Prior to joining Godiva, from February 2016 until May 2017, Ms. Leite was the President of Sally Beauty, US and Canada (NYSE: SBH), an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Prior to joining SBH, from 2007 until January 2016, Ms. Leite was the Executive Vice President of Sales, Customer Experience, & Real Estate at Pier 1 Imports (NYSE: PIR). In addition, Ms. Leite has held various executive leadership roles at Bath and Body Works (L Brands) as well as various sales and operations positions with other prominent retailers including Gap, Inc. and The Walt Disney Company. Ms. Leite brings significant general management experience as well as retail sales, operations, digital, e-commerce, real estate, merchandising, marketing and human resource strategies.

James Pappas, 38, is the managing member and owner of JCP Investment Management. Mr. Pappas also serves as a director of US Geothermal, Inc. since September 2016. US Geothermal, Inc. acquires, develops and utilizes geothermal resources. He served as a director of Jamba, Inc., a health and wellness brand and leading retailer of freshly squeezed juice, from January 2015 to September 2018; he also served on Jamba, Inc.’s Nominating, Corporate Governance and Audit Committees. He served on the board of directors of The Pantry, Inc., the largest independently operated convenience store chains in the U.S. from March 2014 until it was acquired in February 2015. Mr. Pappas also served on the board of directors, including Chairman of the Board, of Morgan’s Foods from February 2012 to May 2014 until it was acquired. Mr. Pappas received a BBA in Information Technology and a Masters in Finance from Texas A&M University. Mr. Pappas has substantial skills in marketing and branding, as well as experience with growth-oriented businesses. Mr. Pappas also offers a strong tactical and financial background.

Sejal Patel, 40, is a Portfolio Manager at Skale Investments since January 2019. From July 2015 through September 2018, she was a Partner/Advisor at Lake Trail Capital, a private investment firm. Her prior work experience includes serving as Vice President of Indus Capital, a hedge fund manager focused on Asian and Japanese equities, from 2012 to 2015 and Director for Kelusa Capital Management, a hedge fund manager focused on Asian equities, from 2006 to 2012. She served on the Boards of Value Quest Capital, a value fund based in India, since 2014 and the Tiger Foundation, a non-profit organization based in New York, since 2009. She received a B.S. in Economics from the University of Pennsylvania. Ms. Patel brings a strong financial and business background to our Board.

William M. Warren, 74, has, since 1979, been President and Director of Loe, Warren, Rosenfield, Kaitcer, Hibbs, Windsor & Lawrence, P.C., a law firm located in Fort Worth, Texas. He has served as one of our directors from 1993 to 2003 and since 2013 and also served as our Secretary and General Counsel from 1993 until 2018. Mr. Warren brings extensive legal and industry experience, as well as a long history with, and deep institutional knowledge of, the Company to our Board.

The information relating to the occupations and security holdings of our directors and nominees is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meeting Attendance

During fiscal 2018, the Board of Directors held four regularly scheduled meetings. All current directors who served during 2018 attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of Directors of which he or she was a member and which were held during the time that he or she was a director or member of such committee, as applicable. We encourage and expect our directors to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our directors attended our Annual Meeting held in 2018.

Director Independence

The Board of Directors has considered the listing requirements of the Nasdaq for "independence" of directors, and it has determined that our non-employee directors Brent Beshore, Vicki Cantrell, Jefferson Gramm, Sharon Leite, James Pappas and Sejal Patel are independent under these requirements. Our non-employee directors hold executive sessions at least once a year.

Board of Directors Leadership Structure

The Board of Directors has determined it appropriate to separate the roles of CEO and Chairman, allowing the CEO to run Tandy Leather Factory, Inc. and the Chairman to run the Board of Directors. Janet Carr has been our Chief Executive Officer since October 2018. Jefferson Gramm, one of our directors, has been Chairman of the Board since 2017. We believe our CEO and our Chairman have an excellent working relationship that has allowed the CEO to focus on the challenges that we face in the current business environment. The separation of the CEO and Chairman positions provides strong leadership for our Board of Directors, while also positioning our CEO as our leader in the eyes of our customers, employees, and other stakeholders.

Our Board of Directors currently has six independent members and two non-independent members. We have three committees of the Board of Directors comprised solely of independent directors, with three different independent directors serving as chairs of the committees. We believe that the number of independent, experienced directors that make up our Board of Directors benefits us and our stockholders.

Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors, focusing on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. Management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Audit Committee on its assessment of strategic, operational, financial, competitive, reputational, and legal risks to us. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach.

Director Compensation

Compensation of non-employee directors is determined by the Board. Our non-employee directors are paid an annual retainer of $16,000; in addition, the Chairman of the Audit Committee is paid an additional annual retainer of $5,000, and other members of the Audit Committee are paid an additional retainer of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board of Directors, including the committees thereof.

In each of 2015, 2016 and 2017, we awarded restricted stock units to each non-employee director with a fair value equal to approximately $14,500 based on a fair market value as of the date of grant, in accordance with our 2013 Restricted Stock Plan. The shares underlying such awards will vest equally over a four year period from the date of grant. Between February 2017 and the end of 2018, we did not award any equity to our non-employee directors, and the Board has determined that this was an oversight. Accordingly, in March 2019, we awarded each non-employee director other than Mr. Gramm (who voluntarily declined this equity grant) and Mr. Warren restricted stock units with a fair value equal to $30,000 as of the grant date; Mr. Warren received restricted stock units with a fair value equal to $9,000 as of the grant date, reflecting that he began receiving non-employee director compensation in January 2019 following his resignation as the Company’s General Counsel in December 2018. The shares underlying these awards will vest equally over a three-year period from the date of grant.

The goal of our restricted stock unit grants to directors is to attract and retain competent non-employee personnel to serve on our Board of Directors by offering them long-term equity incentives. Each of our non-employee directors is eligible to participate in this plan.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors for their service on the Board during the year ended December 31, 2018. Our directors who are also employees receive no additional compensation for serving as directors. During 2018, William Warren served as the Company’s General Counsel and did not receive additional compensation for serving as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total ($)
Jefferson Gramm	$16,000	—	$16,000
Brent Beshore	16,000	—	16,000
Vicki Cantrell	16,000	—	16,000
Sharon M. Leite	18,000	—	18,000
James Pappas	21,000	—	21,000
Sejal Patel	18,000	—	18,000
(1)	There were no restricted stock grants made to our non-employee directors in 2018.

COMMITTEES OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, our Board of Directors has three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating Committee. The membership during the last fiscal year and the function of each committee are described below.

Name of Director	Audit	Compensation	Nominating
Non-Employee Directors:
Jefferson Gramm	—	X	X
Brent Beshore	—	X	X
Sharon Leite	X	C	—
Sejal Patel	X	X	X
Vicki Cantrell	—	X	C
James Pappas	C	X	X
William Warren
Employee Directors:
Janet Carr
Shannon L. Greene (1)
Mark Angus (1)
Number of Meetings in Fiscal 2018	4	1	1

X = Committee member; C = Committee Chairman

(1)	Ms. Greene and Mr. Angus served as directors of the Company until October 2018.

Nominating Committee

We have a Nominating Committee consisting of six directors, all of whom are "independent" under the listing requirements of Nasdaq. The Nominating Committee met one time during 2018.

The Board of Directors has adopted a written charter for the Nominating Committee, which is available on our website at www.tandyleather.com. This charter provides that the Nominating Committee is responsible for identifying individuals qualified to become directors consistent with criteria established by the Board of Directors. Although the Board of Directors has not yet established these criteria, the charter also provides that the Nominating Committee shall take into account such additional factors as it deems appropriate in evaluating candidates. These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the Board of Directors. In addition, the charter states that the Nominating Committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers. The

Nominating Committee evaluates all director nominees in a like manner without regard as to who recommended the nomination. Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process. In addition, the Nominating Committee makes a review and evaluation periodically of the Board of Directors and the Nominating Committee's own performance. Further, the Nominating Committee recommends persons to serve on the Nominating Committee as members, as well as the possible removal of any incumbent Nominating Committee members.

Stockholders may nominate director nominees for consideration by writing to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003. Any such nomination must include:

•	As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
•	The nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

The Nominating Committee recommended to the Board of Directors that all eight director nominees listed in this proxy statement serve as directors for a term ending on the date of the 2020 Annual Meeting of Stockholders.

The Nominating Committee will consider nominees for directors recommended by our stockholders and will evaluate such nominees using the same criteria used to evaluate director candidates as described above. Nominations of persons for election to the Board of Directors may be made by any stockholder entitled to vote for the election of directors at the applicable meeting that complies with the notice procedures set forth in our bylaws. Such nominations shall be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to the applicable meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. The stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (a) the name and address, as they appear on our books, of such stockholder, and (b) the class and number of our shares that are beneficially owned by such stockholder.

Compensation Committee

The Compensation Committee is responsible for recommending to the Board of Directors the compensation program of the executive officers. The Compensation Committee consists of six directors, all of whom are “independent” under the listing requirements of Nasdaq. The Compensation Committee submits all issues concerning executive compensation to the full Board of Directors for approval. It may not delegate this authority. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.tandyleather.com. The Compensation Committee met one time during 2018.

Audit Committee

The Audit Committee’s basic role is to assist the Board of Directors in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices. Among other duties, the Audit Committee is to be the Board of Directors’ principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders. The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that all members of the Audit Committee are “independent” under the applicable rules of the Nasdaq and that James Pappas, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleather.com. The Audit Committee met four times during 2018. The Report of the Audit Committee for the fiscal year ended December 31, 2018 appears below.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” the ratification of appointment of our independent registered public accounting firm for fiscal year 2019.

The Audit Committee has appointed Weaver and Tidwell LLP (“Weaver”) to serve as our independent registered public accounting firm for fiscal year 2019. We are asking stockholders to ratify the appointment of Weaver as our independent registered public accounting firm at the 2019 annual meeting of stockholders. Representatives of Weaver are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Our bylaws do not require that the stockholders ratify the appointment of Weaver as our independent auditors. However, we are submitting the appointment of Weaver to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board of Directors and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020 (“fiscal year 2020”). Even if the appointment of Weaver is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and our stockholders. At this time, the Board and the Audit Committee believe that the continued retention of Weaver to serve as our independent auditors is in the best interest of the Company and our stockholders.

Audit Fees

Weaver performed the audits of our 2018 and 2017 financial statements, as well as the reviews of the financial statements included in our Forms 10-Q for the same periods. The amounts shown below are the aggregate amounts paid to Weaver during 2018 and 2017 for services in the categories indicated.

Types of Fees	2018	2017
Audit fees	$105,000	$104,250
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$105,000	$104,250

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided. The Audit Committee considered the services listed above to be compatible with maintaining Weaver’s independence.

Report of the Audit Committee

As members of the Audit Committee, we oversee Tandy Leather Factory, Inc.’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

During 2018 we recommended, and the Board of Directors approved, the appointment of Weaver as independent auditors for the year ended December 31, 2018. Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with our management and has discussed with Weaver all communications required by generally accepted auditing standards, including those required to be discussed by standards as currently in effect adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Weaver the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Weaver’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Weaver their independence from us and our management.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

AUDIT COMMITTEE:
James Pappas, Chairman
Sharon M. Leite
Sejal Patel

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period. The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage Tandy Leather Factory, Inc. to meet these goals and to retain them over the long-term. In developing the programs, a key consideration was to have plans that were easy to understand and administer, while being competitive with companies of similar size and philosophy. Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business objectives. Our philosophy has been to reward team performance, measured by our overall results. Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value. At the 2018 Annual Meeting, stockholders were asked to approve Tandy Leather Factory, Inc.’s 2017 executive compensation programs. Approximately 98% of the shares voted approved the program. In consideration of these results and other factors the the Compensation Committee evaluates on a regular basis, the Compensation Committee concluded that Tandy Leather Factory, Inc.’s existing executive compensation programs continue to be appropriate to support Tandy Leather Factory, Inc.’s compensation philosophy and objectives described in this discussion.

Compensation for our executive officers consists of the following components:

•	Base salary;
•	Annual incentive bonus;
•	Restricted stock unit grants;
•	Retirement and other benefits, and
•	Employment Agreements.

Each of these elements of pay is described below.

Company Performance. Tandy Leather Factory, Inc. completed another profitable year in 2018, with net income of $2.0 million, or $0.21 per diluted share. Although consolidated sales increased .09% over 2017, gross profit declined 2.9% in part due to a significant write down of our inventory. Operating expenses increased 4.2% primarily due to new-store costs, one-time costs related to our change in management and higher labor costs related to increased store associate pay and extended store opening hours.

Base Salary

Base salaries are intended to reward our executive officers based upon their roles within Tandy Leather Factory, Inc. and for their performance in those roles. Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies. Base salaries are generally increased annually, if market factors dictate such increases and assuming our financial performance is satisfactory.

Bonuses

We award discretionary bonuses to our executive officers, up to a maximum of 5% of Tandy Leather Factory’s pretax income as determined by the Compensation Committee. We determine these bonuses on a subjective basis, considering business prospects for the upcoming year and the improvement in our net income and financial position for the year in question. These discretionary bonuses are awarded annually and paid in the first quarter of the following year.

Restricted Stock Unit Grants

We award restricted stock unit grants to promote long-term retention of executive officers and permit them to accumulate equity ownership in Tandy Leather Factory, Inc., so that the interests of our management team are directly aligned with the interest of our stockholders. We believe it is important to have an element of compensation that is focused directly on retaining talent so that we can minimize potential loss of company and industry knowledge and the disruption inherent in unplanned turnovers. Restricted stock unit grants also align our executive officers with our stockholders by making them stockholders themselves. Retaining talent and aligning interests encourages our executive officers to take actions to enhance the value of our business and increase stockholder value. Time-based restricted stock unit awards generally vest equally over four years.

Retirement and Other Benefits

Our benefits program includes a retirement plan and a group insurance program. The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee. Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with Tandy Leather Factory, Inc. The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees with at least one year of service. The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Employment Agreement

We have entered into an employment agreement with Janet Carr, CEO, dated as of October 2, 2018. Under this agreement, Ms. Carr is entitled to receive an annual base salary of $500,000 and is eligible to receive an annual discretionary bonus, as determined by the Board. Also under this agreement, On October 2, 2018, Ms. Carr received: (i) a time-based equity grant of 460,000 restricted stock units (“RSUs”) that vest over five years from the date of the grant; (ii) a performance-based equity grant of 92,000 RSUs that will vest if/when the Company’s operating income exceeds $12 million dollars two fiscal years in a row; and (iii) a performance-based equity grant of 92,000 RSUs that will vest if/when the Company’s operating income exceeds $14 million dollars in one fiscal year. Ms. Carr will also be reimbursed for reasonable costs and expenses in connection with her commute and relocation from New York to Texas. If, prior to October 2, 2020, Ms. Carr’s employment is terminated by the Company without Cause or by Ms. Carr for Good Reason (each as defined in her employment agreement), Ms. Carr would receive twenty-four months of base salary and an annual reimbursement of COBRA payments and vest in a pro-rata portion of the time-based RSUs, based on the number of days that Ms. Carr is employed. Any unvested performance-based RSUs would be forfeited.

In the event that Ms. Carr’s employment is terminated by the Company without Cause or by Ms. Carr for Good Reason within six months prior to or one year after a Change in Control (as defined in her employment agreement), Ms. Carr would receive thirty-six months of base salary and an annual reimbursement of COBRA payments and vest in a pro-rata portion of the time-based RSUs, based on the number of days that Ms. Carr had been employed. Any unvested performance-based RSUs would be forfeited. Under this agreement, a “Change in Control” is a defined term that includes a merger, a sale of all or substantially all of our assets or a similar transaction involving us, a third party acquiring more than 50% of our shares which includes, in general, a person or entity becoming a 50% or greater stockholder of us, a covered removal of directors on our board of directors, or our liquidation or dissolution.

Change in Control Effect on other Restricted Stock Units

Our 2013 Restricted Stock Plan (which does not include the grants to Ms. Carr described above) also provides accelerated vesting in the event of a “change of control”, whose meaning is materially the same as a Change in Control described above for Ms. Carr’s employment agreement. Except to the extent that the Compensation Committee provides a result more favorable to holders of awards, in the event of a change of control, restricted stock that is not vested before a change of control will vest on the date of the change of control.

Separation Agreements with former CEO and President

On November 6, 2018, the Company entered into a Separation Agreement and Release with each of Shannon Greene, former CEO of the Company, and Mark Angus, former President of the Company. Pursuant to these agreements, Ms. Greene and Mr. Angus each receive continued base salary for a period of seven months following October 2, 2018 (the date of their termination of employment with the Company), as well as vesting, as of that date, of 8,219 restricted stock units granted to each of them by the Company in 2015 and 2016. Each of them also received up to 12 months reimbursement for health insurance, a payment of $10,000 in lieu of unused vacation time, and the Company agreed to pay their out-of-pocket costs for outplacement services for up to 12 months following October 2, 2018, up to a maximum of $12,500 for each of them.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors that the CD&A be included in Tandy Leather Factory, Inc.’s Form 10-K and proxy statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act.

COMPENSATION COMMITTEE:
Sharon M. Leite, Chairman
Brent Beshore
Vicki Cantrell
Jefferson Gramm
James Pappas
Sejal Patel

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards	All Other Compensation (5)	Total
Janet Carr, Chief Executive Officer (1)	2018	$113,010		$—	$4,759,160	$—	$4,872,170
Tina Castillo, Chief Financial Officer (2)	2018	$220,000		$75,000	$72,000	$4,200	$371,200
	2017	$195,833		$65,000	$—	$4,000	$264,833
Shannon L. Greene, Chief Executive Officer (3)	2018	$325,000		$—	$—	$85,596	$410,596
	2017	$325,000		$65,000	$—	$14,473	$404,473
	2016	$270,341		$225,000	$84,002	$14,423	$593,766
Mark Angus, President (4)	2018	$300,000	$		$—	$86,194	$386,194
	2017	$300,000		$65,000	$—	$14,446	$379,446
	2016	$260,341		$225,000	$84,002	$14,423	$583,766
(1)	In October 2018, Ms. Carr was appointed CEO with an annual salary of $500,000. In addition, Ms. Carr was granted 644,000 restricted stock units; the amount reported as the value of these restricted stock units is based on the grant date fair value of $7.39 per share, computed in accordance with FASB ASC Topic 718.
(2)	In October 2018, Ms. Castillo was granted 10,000 restricted stock units; the amount reported as the value of these restricted stock units is based on the grant date fair value of $7.20 per share, computed in accordance with FASB ASC Topic 718.
(3)	Ms. Greene’s position with the Company terminated in October 2018.
(4)	Mr. Angus’s position with the Company terminated in October 2018.
(5)	The amounts in this column represent the 401(k) plan company matching contribution for the named individuals. For Ms. Greene and Mr. Angus, the amounts in this column also include the value of vested restricted stock units ($60,738 foe each of Ms. Greene and Mr. Angus) and cash payments (other than salary continuation) for health insurance and in lieu of vacation payments and vesting of equity, all as described above under “Separation Agreements with former CEO and President.”

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated future payouts under equity incentive plan awards	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards
Janet Carr	10/2/2018		460,000	$3,399,400
	10/2/2018	184,000 shares(1)		$1,359,760
Tina Castillo	10/15/2018		10,000	$72,000
(1)	Includes a performance-based equity grant of 92,000 restricted stock units that vest if/when the Company’s operating income exceeds $12 million dollars two fiscal years in a row; and (iii) a performance-based equity grant of 92,000 restricted stock units that vest if/when the Company’s operating income exceeds $14 million dollars in one fiscal year.

OUTSTANDING STOCK AWARDS
as of December 31, 2018

Name	Number of shares of stock that have not vested (#)(1)	Market value of shares of stock that have not vested ($)
Janet Carr (1)	644,000	$3,657,920
Tina Castillo (2)	10,000	$56,800
(1)	Restricted stock units awarded in 2018: (i) a time-based equity grant of 460,000 restricted stock units that vest over five years; (ii) a performance-based equity grant of 92,000 restricted stock units that vest if/when the Company’s operating income exceeds $12 million dollars two fiscal years in a row; and (iii) a performance-based equity grant of 92,000 restricted stock units that vest if/when the Company’s operating income exceeds $14 million dollars in one fiscal year. Vesting is subject to Ms. Carr’s continued employment with the Company.
(2)	Restricted stock units awarded in 2018 that cliff vest in October 2021. Vesting is subject to Ms. Castillo’s continued employment with the Company.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Board of Directors recommends a vote “FOR” the advisory approval of the executive compensation of our named executive officers as disclosed in this proxy statement.

Based upon a vote of stockholders at our 2011 Annual Meeting, following the Board of Directors’ recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an advisory vote on executive compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, added Section 14A to the Securities Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” vote, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2018 executive compensation programs and policies and the compensation paid to our named executive officers.

As discussed in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve us and our stockholders by aligning executive compensation with stockholder interests and by encouraging and rewarding management initiatives that will benefit us and our stockholders, customers, and employees over the long-term.

At last year’s annual meeting, approximately 98% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation for 2017. We are asking our stockholders to again indicate their support for our named executive officer compensation as described in this proxy statement. This is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Tandy Leather Factory, Inc., as disclosed in the 2019 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal. Although your vote on this matter is advisory in nature and therefore will not be binding upon Tandy Leather Factory, Inc., the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of us and our stockholders. The vote on this resolution is not intended to address any specific element of compensation but rather relates to overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

For our last two fiscal years, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for our last two most recently completed fiscal years, and in which any related person, as defined under Item 404(a) of Regulation S-K, had or will have a direct or indirect material interest. Such related persons include our directors, executive officers, nominees for director, any beneficial owner of more than five percent (5%) of our common stock, and their immediate family members.

Our Code of Business Conduct, which applies to all employees, including our executive officers and our directors, provides that our employees and officers and members of our Board of Directors are expected to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with law and high ethical standards. In addition, our directors and officers are expected to report any potential related party transactions to the Board of Directors. Our Audit Committee, on behalf of the Board of Directors, reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists. No director may participate in any discussion or approval of a matter for which he or she is a related party. An annual review and assessment of any ongoing relationship with a related party is performed by the Audit Committee and reported to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC. Based solely on a review of the copies of such reports and amendments thereto furnished to us with respect to fiscal 2018 and written representations from our directors and executive officers, we believe that, during fiscal 2018, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except that one Form 4 for Janet Carr was filed late.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock. The information is aggregated in two categories: plans previously approved by our stockholders and plans not approved by our stockholders. The table includes information for officers, directors, employees and non-employees. All information is as of December 31, 2018.

Plan Category	Column (A) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (B) Weighted-average exercise price of outstanding options, warrants and rights	Column (C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)
Equity compensation plans approved by stockholders	13,717	$—	178,225
Equity compensation plans not approved by stockholders	644,000	—	—
TOTAL	657,717	$—	178,225

OTHER MATTERS

Solicitation of Proxies

We will pay for the cost of soliciting proxies. Our directors, officers and employees may solicit proxies. They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication. We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2020

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our Secretary not less than ten days before such annual meeting. We have not received notice of any stockholder proposals to be presented at this year’s Annual Meeting. Pursuant to our bylaws, we must receive written notice of a stockholder proposal on or before May 25, 2019 for such proposal to be considered at this year’s Annual Meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit the proposal to our Secretary by no later than December 27, 2019, or, if we hold our next annual meeting on a date that is more than 30 days from the anniversary of our 2019 Annual Meeting, a reasonable time before we begin to print and send our proxy materials. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the SEC. You may write to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003 to present a proposal for consideration.

See “Nominating Committee” under “Committees of the Board of Directors” for the process for stockholders to follow to suggest a director candidate to the Nominating Committee for nomination by the Board of Directors or to nominate persons for election to our Board of Directors at an applicable meeting of our stockholders.

If a stockholder raises a matter at the Annual Meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf. According to our by-laws, any proposal properly raised at the Annual Meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the Annual Meeting, whether in person or by proxy unless a higher approval threshold is required by applicable law.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with the Chairman or with the directors as a group may do so by writing to our Secretary at Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003. Our Secretary will forward your communication to the directors or Chairman of the Board as requested by the stockholder. All appropriate communications addressed to directors will be reviewed by our Secretary. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors. Our Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within Tandy Leather Factory, Inc.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to Investor Relations Department, Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003, by calling Investor Relations at 817-872-3200, or by sending an e-mail to Investor Relations at tcastillo@tandyleather.com. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered stockholder at a shared address to which a single copy of the applicable document(s) was delivered.

General Information

A COPY OF OUR FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, TANDY LEATHER FACTORY, INC., 1900 SOUTHEAST LOOP 820, FORT WORTH, TEXAS 76140-1003.

Management knows of no other business to be brought before the 2019 Annual Meeting of Stockholders. However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 2 OF THIS PROXY STATEMENT.

TANDY LEATHER FACTORY, INC.

Chairman of the Board

Fort Worth, Texas
April 25, 2019

TANDY LEATHER FACTORY, INC.
c/o BROADRIDGE
P O BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Eight directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Brent Beshore
02 Vicki Cantrell
03 Janet Carr
04 Jefferson Gramm
05 Sharon M. Leite
06 James Pappas
07 Sejal Patel
08 William M. Warren

	For	Against	Abstain
2. Ratification of Appointment of our Independent Registered Public Accounting Firm	☐	☐	☐
3. To approve, by non-binding advisory vote, the compensation of our named executive officers for the year ended December 31, 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

0000420820_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JUNE 4, 2019

The undersigned hereby appoint(s) Janet Carr and Tina Castillo, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on June 4, 2019, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock If no directions are given, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

0000420820_2 R1.0.1.18